                                                                     Exhibit (b)

                                     BY LAWS

                                       OF

                         AMERICAN HERITAGE GROWTH, INC.

                                      INDEX


ARTICLE I.                                  MEETINGS OF SHAREHOLDERS

SECTION  1.                                 ANNUAL MEETING
SECTION  2.                                 SPECIAL MEETINGS
SECTION  3.                                 PLACE
SECTION  4.                                 NOTICE
SECTION  5.                                 NOTICE OF ADJOURNED MEETING
SECTION  6.                                 SHAREHOLDER VOTING AND QUORUM
SECTION  7.                                 VOTING OF SHARES
SECTION  8.                                 PROXIES

ARTICLE II.                                 DIRECTORS

SECTION  1.                                 FUNCTION
SECTION  2.                                 QUALIFICATION
SECTION  3.                                 COMPENSATION
SECTION  4.                                 PRESUMPTION OF ASSENT
SECTION  5.                                 NUMBER
SECTION  6.                                 ELECTION AND TERM
SECTION  7.                                 VACANCIES
SECTION  8.                                 REMOVAL OF DIRECTORS
SECTION  9.                                 QUORUM AND VOTING
SECTION 10.                                 EXECUTIVE AND OTHER COMMITTEES
SECTION 11.                                 PLACE OF MEETING
SECTION 12.                                 TIME, NOTICE AND CALL OF MEETINGS
SECTION 13.                                 ACTION WITHOUT A MEETING

ARTICLE III.                                OFFICERS

SECTION  1.                                 OFFICERS
SECTION  2.                                 DUTIES
SECTION  3.                                 REMOVAL OF OFFICERS

ARTICLE IV.                                 STOCK CERTIFICATES

SECTION  1.                                 ISSUANCE
SECTION  2.                                 FORM
SECTION  3.                                 TRANSFER OF STOCK; RESTRICTIONS
SECTION  4.                                 LOST, STOLEN OR DESTROYED CERTIFICATES

ARTICLE V.                                  BOOKS AND RECORDS

SECTION  1.                                 BOOKS AND RECORDS
SECTION  2.                                 SHAREHOLDERS' INSPECTION RIGHTS
SECTION  3.                                 FINANCIAL INFORMATION

ARTICLE VI.                                 DISTRIBUTIONS

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
ARTICLE VII.                                CORPORATE SEAL

ARTICLE VIII.                               INDEMNIFICATION

ARTICLE IX.                                 AMENDMENT

                                     BY-LAWS

                                       OF

                       AMERICAN HERITAGE GROWTH FUND, INC.

          ------------------------------------------------------------


                                   ARTICLE I.

                            MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETING

     The Annual Meeting of the shareholders of the Corporation shall be held annually on a date and at a time and place fixed from time to time by the Board of Directors of the Corporation. Business transacted at the Annual Meeting shall include the election of directors of the Corporation and the transaction of any proper business. If any date so designated by the Board of Directors shall fall on a Sunday or legal holiday, then the Annual Meeting shall be held on the first business day thereafter.

SECTION 2. SPECIAL MEETINGS

     Special Meetings of the shareholders shall be held when called by the President of the Corporation or the Board of Directors, or when requested in a writing signed, dated and delivered to the Corporation's Secretary describing the purpose or purposes for which it is to be held by the holders of not less than ten (10%) percent of all of the shares of stock entitled to be cast on any issue proposed to be considered at any such meeting. Any meeting so requested shall be held not less that ten (10) nor more than fifty (50) days after such request is made. Notice for such meeting shall be issued by the Secretary of the Corporation, unless the President, Board of Directors or shareholders duly requesting the meeting shall designate another person to do
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so.

SECTION 3. PLACE

     Shareholder meetings shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

SECTION 4. NOTICE

     Written or printed notice stating the place, day and hour of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting.

SECTION 5. NOTICE OF ADJOURNED MEETING

     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Section 4 of this Article to each shareholder of record on the new record date entitled to vote at such meeting.

SECTION 6. SHAREHOLDER QUORUM AND VOTING

     Except as otherwise required by law, a majority of the shares entitled to be cast, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

SECTION 7. VOTING OF SHARES

     Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

SECTION 8. PROXIES

     A shareholder may vote either in person or by proxy executed by the shareholder or his duly authorized attorney-in-fact. No appointment of a proxy shall be valid after the duration of eleven (11) months from the date thereof unless otherwise provided in the appointment form.

SECTION 9. ACTION BY SHAREHOLDERS WITHOUT A MEETING

         Whenever shareholders are required or permitted to take any action by vote, such may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote thereon.

                                   ARTICLE II.

                                    DIRECTORS

SECTION 1. FUNCTION

     The business affairs of the Corporation powers shall be shall be managed by its Board of Directors.

SECTION 2. QUALIFICATION

     Directors must be natural persons who are 18 years of age or older but need not be residents of the State of New York or shareholders of the Corporation.

SECTION 3. COMPENSATION

     The Board of Directors of the Corporation shall have the authority to fix the compensation of the directors.

SECTION 4. PRESUMPTION OF ASSENT

     A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 5. NUMBER OF DIRECTORS

     The number of directors shall be fixed from time to time by action of the Board of Directors, but the Corporation shall always have a minimum of three (3) directors.

SECTION 6. ELECTION AND TERM

     The directors, other than the first Board of Directors shall be elected at the annual meeting of shareholders, as except as otherwise provided herein, and shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.

SECTION 7. VACANCIES

     Any vacancy occurring in the Board of Directors, including any vacancy created by reason of any increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by shareholders. A director elected to fill a vacancy shall hold office only until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

SECTION 8. REMOVAL OF DIRECTORS

     The shareholders may remove one or more directors with or without cause, by a vote of the shareholders at a special meeting called for that purpose.

SECTION 9. QUORUM AND VOTING

         A majority of directors shall constitute a quorum for the transaction of business unless a different number is required by law. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a different number is required by law.

SECTION 10. EXECUTIVE AND OTHER COMMITTEES

     The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, except as is otherwise provided by law.

SECTION 11. PLACE OF MEETING

     Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

SECTION 12. TIME, NOTICE AND CALL OF MEETINGS

     Special meetings of the Board of Directors may be called by the president. Special meetings of the Board of Directors shall be called by the president or secretary on the written request of not less than two (2) directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, mail, telegram, cablegram or facsimile communication, at least one (1) day before such meeting. Regular meetings of the Board of Directors may be held without notice. Notice of a special meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which such meeting was called or convened, except when a director protests prior to or at the commencement of the meeting the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment. Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the Corporation or by any two (2) directors. Unless the Certificate of Incorporation otherwise provides, members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communication equipment by means of which all persons participating may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at the meeting.

SECTION 13. ACTION WITHOUT A MEETING

         Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing to the adoption of the resolution authorizing the action so taken is signed by all directors, or all of the committee members, as the case may be.

                                  ARTICLE III.

                                    OFFICERS

SECTION 1. OFFICERS
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     The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Unless contrary to law, any two (2) or more offices may be held by the same person.

SECTION 2. DUTIES

     The officers of the Corporation shall have the following duties: The President shall be the chief executive officer of the Corporation; shall have general and active management responsibility for the business affairs of the Corporation, subject to the direction of the Board of Directors; and shall preside at all meetings of the shareholders and Board of Directors. Notwithstanding anything herein to the contrary, the corporation may have a Chairman of the Board of Directors who shall be the chief executive officer of the Corporation. In such event, the Chairman shall delegate to the President the duties of the President and, unless the context herein other requires, all reference herein to the "President" shall be deemed to refer to the Chairman of the Board of Directors. The Secretary shall have custody of, and shall maintain all of the corporate records, except the financial records; shall record the minutes of all meetings of the shareholders and the Board of Directors; shall send notices of all meetings and shall perform such other duties as may be prescribed by the Board of Directors or the President of the Corporation. The Treasurer shall have custody of all corporate funds and financial records; shall keep full and accurate records of all corporate financial records and shall render reports thereof at the annual meetings of shareholders and at any other time when requested to do so by the Board of Directors or the President; and shall perform such other duties as may be prescribed by the Board of Directors or the President of the Corporation.

SECTION 3. REMOVAL OF OFFICERS

         An officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any vacancy occurring in any office shall be filled by the Board of Directors.

                                   ARTICLE IV.

                               SHARE CERTIFICATES

SECTION 1. ISSUANCE

     Unless otherwise determined by the Board of Directors, every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which he is entitled.

SECTION 2. FORM

     Certificates representing shares in the Corporation shall be signed by the Chairman of the Board of Directors or President or a Vice President and the Secretary or Assistant Secretary or the Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

SECTION 3. TRANSFER OF STOCK; RESTRICTIONS

     Every certificate representing shares which are restricted as to sale, disposition or other transfer shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or state that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such restrictions. Subject to any such restriction, the Corporation shall register any stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES

     If any shareholder shall claim to have lost a certificate of shares issued by the Corporation, or that such a certificate has been stolen or destroyed, a new certificate shall be issued upon the making of an appropriate affidavit by the person claiming the occurrence of any such event, and at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity and with such sureties, if any, as the Board may reasonably require.

                                   ARTICLE V.

                                BOOKS AND RECORDS

SECTION 1. BOOKS AND RECORDS

         The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholder, Board of Directors and committees of directors. The Corporation shall keep at its registered office or principal place of business or at the office of its transfer agent a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each of them. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable period of time.

SECTION 2. SHAREHOLDERS' INSPECTION RIGHTS

     The right to inspect or make copies of the records of the Corporation is limited to those person entitled to do so in accordance with applicable law.

                                  ARTICLE VI.

                                 DISTRIBUTIONS

     The Board of Directors of the Corporation may, from time to time, declare, and the Corporation may make distributions in respect of any of the Corporation's shares except to the extent otherwise restricted by applicable law.

                                  ARTICLE VII.

                                 CORPORATE SEAL
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         The Board of Directors of the Corporation shall adopt a corporate seal in such form as the Board shall prescribe.

                                  ARTICLE VIII.

                      INDEMNIFICATION; ADVANCES OF EXPENSES

     Subject only to limitations provided by applicable law, each director or officer of the Corporation, whether or not then in office shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon such director or officer in connection with or arising out of any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he or it may be involved or to which he or it may be made a party by reason of his or its being or having been a director or officer of the Corporation, said costs and expenses to include (without limitation) attorneys' fees and the costs of reasonable settlement made with a view to curtailment of costs of litigation, if such director, officer or legal counsel acted in good faith and in a manner he or it reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or its conduct was unlawful. Such right of indemnification shall not be exclusive of any other rights to which the indemnified person may be entitled, pursuant to other agreements, or as a matter of law, and the foregoing right of indemnification shall inure to the benefit of the heirs, successors, personal representatives, executors and administrators of any such director or officer. To the extent permitted by law, any person who is entitled to be indemnified as herein provided shall be entitled to be promptly reimbursed for the full amount of all costs and expenses reasonably incurred by or imposed upon such person in connection with or arising out of any such claim, demand, action, suit or proceeding.

                                   ARTICLE IX.

                                    AMENDMENT

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted, by a vote of a majority of the Board of Directors or by a majority of the shareholders of the Corporation.